UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 18, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.     Entry into a Material Definitive Agreement.

On April 18, 2005, Charles Lott was named as the Company's new Executive Vice President - Housing Group. In connection with this appointment, on April 18, 2005 the Company and Mr. Lott entered into an employment agreement. A summary of the agreement is set forth in Item 5.02 and incorporated by reference herein. A copy of the press release announcing Mr. Lott's appointment is attached as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2005, Charles Lott, 57, was named as the Company's new Executive Vice President - Housing Group. Mr. Lott previously served as regional vice president of the Housing Group's eastern region from 1997 until his
retirement in 2002.   He first joined the Company in 1970 and held positions
of increasing responsibility with the Company's housing group.

On April 18, 2005, the Company entered into an employment agreement with Mr. Lott to serve as the Company's Executive Vice President - Housing Group (the "Employment Agreement"). The following summary of the Employment Agreement is qualified in its entirety by reference to the text of the agreement. Under the terms of the Employment Agreement, the Company will provide Mr. Lott with a competitive salary with the potential of significant bonus plan compensation in the event the Company and/or the Housing Group perform well under his leadership. Mr. Lott's annual base salary as Executive Vice President - Housing Group will be $441,000 and his annual target bonus compensation opportunity will be $294,000. Fifty percent of the bonus award is based on individual performance with the remainder based on Company-wide performance. Mr. Lott's total direct compensation target includes an annual long-term performance target of $200,000 and annual stock option grant targets, issued in March and September of each year, of $100,000 per grant for an aggregate total of $200,000 in option grants. He will receive long-term performance and stock option grants on essentially the same schedule as other officers.

Pursuant to the Employment Agreement, the Company shall employ Mr. Lott at will, and either he or the Company may terminate his employment at any time and for any reason, with or without cause. If the Company terminates Mr. Lott's employment, the Company shall be under no obligation to continue to compensate Mr. Lott unless his employment is terminated in connection with a "change of control" (as defined in the Employment Agreement). If, within twelve months following a change of control, Mr. Lott's employment is terminated by the Company or by Mr. Lott for "good reason" (as defined in the Employment Agreement), Mr. Lott may be entitled to the receipt of certain severance payments and other benefits for up to two years following such termination.

The press release issued by the Company concerning these actions is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(a)    Inapplicable.

(b)    Inapplicable.

(c)    Exhibits.

99.1   Press release of Fleetwood Enterprises, Inc. dated April 18, 2005.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 21, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/  Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       Corporate Finance;
                                       Chief Governance Officer


                         Index to Exhibits

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. dated April 18,
                2005.